UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

MICHAEL KORS HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	001-35368	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Kingsway

London, United Kingdom

WC2B 6UF

(Address of principal executive offices)

44 207 632 8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed on July 25, 2017 with the Securities and Exchange Commission (“SEC”) by Michael Kors Holdings Limited (the “Company”), on July 25, 2017, the Company issued an announcement (the “Rule 2.7 Announcement”) under Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”) disclosing the terms of a recommended cash offer for the entire issued and to be issued share capital of Jimmy Choo PLC, a public company organized under the laws of England and Wales, and its subsidiaries (collectively, “Jimmy Choo”), and in connection therewith, the Company, JAG Acquisitions (UK) Limited, a wholly-owned subsidiary of the Company, and Jimmy Choo entered into a cooperation agreement. This Current Report on Form 8-K is being filed in connection with the completion of the acquisition by the Company of Jimmy Choo (the “Acquisition”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 1, 2017 (the “Closing Date”), the Company completed the Acquisition. Pursuant to the terms of the 2.7 Announcement, the Jimmy Choo shareholders are entitled to receive 230 pence in cash, payable within 14 days of the Closing Date, for each Jimmy Choo share, which values Jimmy Choo’s issued share capital as of the Closing Date at approximately £896 million (or a total transaction value of approximately $1.35 billion). The Company implemented the Acquisition by way of a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006.

The foregoing description of the Rule 2.7 Announcement and the transactions contemplated thereby is qualified in its entirety by reference to the Rule 2.7 Announcement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 25, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Obligation of a Registrant.

As previously disclosed, on August 22, 2017, the Company entered into a second amended and restated senior unsecured credit facility (as amended, the “2017 Credit Facility”) with, among others, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent. In connection with the consummation of the Acquisition, on November 1, 2017, the Company borrowed $1.0 billion in term loans under the 2017 Credit Facility to pay a portion of the Acquisition consideration and other fees and expenses related thereto.

Descriptions of the material terms of the 2017 Credit Agreement are included under Item 1.01 of the Company’s Current Reports on Form 8-K filed on October 5, 2017 and August 23, 2017, which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Acquisition. The press release is attached as Exhibit 99.1 hereto and is incorporated in its entirety into this Item 7.01 by reference.

The information under this Item 7.01 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements of Jimmy Choo called for by Item 9.01(a) were included in the Current Report on Form 8-K filed by the Company with the SEC on October 5, 2017 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The required pro forma financial information called for by Item 9.01(b) was included in the Current Report on Form 8-K filed by the Company with the SEC on October 5, 2017 and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

2.1	Rule 2.7 Announcement, dated as of July 25, 2017 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Michael Kors Holdings Limited with the Securities and Exchange Commission on July 25, 2017).

2.2	Cooperation Agreement, dated as of July 25, 2017, by and among Michael Kors Holdings Limited, JAG Acquisitions (UK) Limited and Jimmy Choo (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Michael Kors Holdings Limited with the Securities and Exchange Commission on July 25, 2017).

99.1	Press Release, dated November 1, 2017.

99.2	The historical audited consolidated financial statements of Jimmy Choo PLC as of December 31, 2016 and 2015 and for the two fiscal years ended December 31, 2016 and 2015 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Michael Kors Holdings Limited with the Securities and Exchange Commission on October 5, 2017).

99.3	The historical unaudited condensed consolidated financial statements of Jimmy Choo PLC as of June 30, 2017, June 30, 2016 and December 31, 2016 and for the six months ended June 30, 2017 and 2016 and for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by Michael Kors Holdings Limited with the Securities and Exchange Commission on October 5, 2017).

99.4	Unaudited pro forma condensed consolidated financial statements of Michael Kors Holdings Limited, giving effect to the acquisition of Jimmy Choo PLC and related financing transactions, as of and for the three months ended July 1, 2017 and for the fiscal year ended April 1, 2017 (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed by Michael Kors Holdings Limited with the Securities and Exchange Commission on October 5, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MICHAEL KORS HOLDINGS LIMITED

Date: November 1, 2017	By:	/s/ Thomas J. Edwards, Jr.
		Name:	Thomas J. Edwards, Jr.
		Title:	Executive Vice President, Chief Financial Officer, Chief Operating Officer & Treasurer